EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and six months ended June 30, 2015. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of June 30, 2015
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds Total	Total Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Financial Data
Assets:
Cash and cash equivalents	$837,823	$-	$176	$837,999
Cash and cash equivalents held at consolidated funds	-	2,126	-	2,126
Restricted cash	6,397	-	-	6,397
Investments	1,041,629	29,475	(97,269)	973,835
Assets of consolidated variable interest entities:
Cash and cash equivalents	-	81,516	-	81,516
Investments, at fair value	-	954,578	(288)	954,290
Other assets	-	52,190	-	52,190
Carried interest receivable	856,612	-	-	856,612
Due from affiliates	418,809	-	(158,054)	260,755
Fixed assets, net	34,763	-	50	34,813
Deferred tax assets	11,836	-	598,593	610,429
Other assets	66,374	9,701	21,022	97,097
Goodwill	88,852	-	-	88,852
Intangible assets, net	44,789	-	-	44,789
Total Assets	$3,407,884	$1,129,586	$364,230	$4,901,700

Liabilities and Shareholders' Equity
Liabilities:
Accounts payable and accrued expenses	$43,880	$-	$6,931	$50,811
Accrued compensation and benefits	95,437	-	-	95,437
Deferred revenue	175,358	-	-	175,358
Due to affiliates	53,782	-	472,207	525,989
Profit sharing payable	432,173	-	-	432,173
Debt	1,031,288	-	-	1,031,288
Liabilities of consolidated variable interest entities:	-	-	-	-
Debt, at fair value	-	874,958	(43,486)	831,472
Other liabilities	-	111,811	(418)	111,393
Due to affiliates	-	1,629	(1,629)	-
Other liabilities	39,246	9,573	-	48,819
Total Liabilities	1,871,164	997,971	433,605	3,302,740

Shareholders' Equity:
Apollo Global Management, LLC shareholders' Equity:
Additional paid in capital	-	-	2,084,942	2,084,942
Accumulated deficit	758,749	32,869	(2,133,751)	(1,342,133)
Appropriated partners' capital	-	2,555	-	2,555
Accumulated other comprehensive income (loss)	(4,253)	(2,045)	689	(5,609)
Total Apollo Global Management, LLC shareholders' equity	754,496	33,379	(48,120)	739,755
Non-Controlling Interests in consolidated entities	10,283	98,236	(21,255)	87,264
Non-Controlling Interests in Apollo Operating Group	771,941	-	-	771,941
Total Shareholders' Equity	1,536,720	131,615	(69,375)	1,598,960
Total Liabilities and Shareholders' Equity	$3,407,884	$1,129,586	$364,230	$4,901,700

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group

	For The Six Months ended June 30, 2015
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds Total	Total Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Operating Data
Revenues:
Advisory and transaction fees from affiliates	$24,993	$-	$-	$24,993
Management fees from affiliates	457,296	(62)	(1,761)	455,473
Carried interest income from affiliates	174,285	-	-	174,285
Total Revenues	656,574	(62)	(1,761)	654,751
Expenses:
Compensation and benefits:
Salary, bonus and benefits	176,503	-	-	176,503
Equity-based compensation	42,382	-	-	42,382
Profit sharing expense	110,264	-	-	110,264
Total Compensation and Benefits	329,149	-	-	329,149
Interest expense	14,925	-	-	14,925
General, administrative and other	44,226	101	-	44,327
Professional fees	34,689	-	-	34,689
Occupancy	20,089	-	-	20,089
Placement fees	3,185	-	-	3,185
Depreciation and amortization	21,773	-	398	22,171
Total Expenses	468,036	101	398	468,535
Other Income:
Net gains from investment activities	26,045	497	-	26,542
Net gains from investment activities of consolidated variable interest entities	-	4,712	2,416	7,128
Income (loss) from equity method investments	17,437	-	(1,379)	16,058
Interest income (loss)	1,455	784	(654)	1,585
Other income, net	6,649	-	-	6,649
Total Other Income	51,586	5,993	383	57,962
Income (loss) before income tax provision	240,124	5,830	(1,776)	244,178
Income tax provision	(3,117)	-	(11,489)	(14,606)
Net Income (Loss)	237,007	5,830	(13,265)	229,572
Net Income attributable to Non-controlling Interests	(137,766)	(4,451)	-	(142,217)
Net Income Attributable to Apollo Global Management, LLC	$99,241	$1,379	$(13,265)	$87,355

(1) Includes entities not included in the Apollo Operating Group and eliminations for VIE and consolidated funds

	For The Three Months ended June 30, 2015
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds Total	Total Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Operating Data
Revenues:
Advisory and transaction fees from affiliates	$15,450	$-	$-	$15,450
Management fees from affiliates	231,493	(31)	(878)	230,584
Carried interest income from affiliates	105,693	-	-	105,693
Total Revenues	352,636	(31)	(878)	351,727
Expenses:
Compensation and benefits:
Salary, bonus and benefits	88,870	-	-	88,870
Equity-based compensation	22,279	-	-	22,279
Profit sharing expense	61,635	-	-	61,635
Total Compensation and Benefits	172,784	-	-	172,784
Interest expense	7,485	-	-	7,485
General, administrative and other	21,511	45	-	21,556
Professional fees	19,725	-	-	19,725
Occupancy	10,131	-	-	10,131
Placement fees	1,665	-	-	1,665
Depreciation and amortization	11,033	-	160	11,193
Total Expenses	244,334	45	160	244,539
Other Income:
Net gains from Investment activities	24,282	142	-	24,424
Net gains from investment activities of consolidated variable interest entities	-	4,698	1,102	5,800
Income (loss) from equity method investments	17,509	-	(390)	17,119
Interest income (loss)	684	400	(224)	860
Other income, net	1,775	-	-	1,775
Total Other Income	44,250	5,240	488	49,978
Income (loss) before income tax provision	152,552	5,164	(550)	157,166
Income tax provision	(2,243)	-	(6,849)	(9,092)
Net Income (Loss)	150,309	5,164	(7,399)	148,074
Net Income attributable to Non-controlling Interests	(86,872)	(4,774)	-	(91,646)
Net Income Attributable to Apollo Global Management, LLC	$63,437	$390	$(7,399)	$56,428

(1) Includes entities not included in the Apollo Operating Group and eliminations for VIE and consolidated funds